Exhibit 4.4

THE DUN & BRADSTREET CORPORATION

SUBORDINATED DEBT SECURITIES

SUBORDINATED INDENTURE

Dated as of [            ], [20    ]

The Bank of New York Mellon,

as Trustee

CROSS REFERENCE TABLE*

TIA Section	Indenture Section

310(a)(1)	708; 710
(a)(2)	710
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	710
(b)	708; 710
(c)	N.A.

311(a)	711
(b)	711
(c)	N.A.

312(a)	207
(b)	1203
(c)	1203

313(a)	706
(b)	706
(c)	706; 1202
(d)	706

314(a)	402; 1202
(b)	N.A.
(c)(1)	1204
(c)(2)	1204
(c)(3)	N.A.
(d)	N.A.
(e)	1205
(f)	403

315(a)	701
(b)	705; 1202
(c)	701
(d)	701
(e)	611

316(a)(1)(A)	605
(a)(1)(B)	604
(a)(2)	N.A.
(b)	607
(c)	N.A.

317(a)(1)	608
(a)(2)	609
(b)	206

318	1201

*	NOTE: This Cross Reference Table shall not, for any purpose, be deemed part of the Indenture.

TABLE OF CONTENTS*

*	NOTE: This Table of Contents shall not, for any purpose, be deemed part of the Indenture.

i

“Securityholder” or “Holder”	4
“Special Record Date”	4
“Stated Maturity”	4
“Subsidiary”	4
“TIA”	4
“Trust Officer”	4
“Trustee”	5
“United States”	5
“United States Alien”	5
“United States Person”	5
SECTION 102. Other Definitions	5
SECTION 103. Incorporation by Reference of Trust Indenture Act	5
SECTION 104. Rules of Construction	6

ARTICLE TWO
The Securities

SECTION 201. Forms Generally	6
SECTION 202. Securities in Global Form	7
SECTION 203. Title, Terms and Denominations	7
SECTION 204. Execution, Authentication, Delivery and Dating	10
SECTION 205. Registrar and Paying Agent	13
SECTION 206. Paying Agent to Hold Money and Securities in Trust	13
SECTION 207. Securityholder Lists	14
SECTION 208. Transfer and Exchange	14
SECTION 209. Replacement Securities and Coupons	16
SECTION 210. Outstanding Securities; Determinations of Holders’ Action	17
SECTION 211. Temporary Securities	18
SECTION 212. Cancellation	19
SECTION 213. Payment of Interest; Interest Rights Preserved	19
SECTION 214. Persons Deemed Owners	20
SECTION 215. Computation of Interest	20
SECTION 216. Legends	20

ARTICLE THREE
Redemption

SECTION 301. Right to Redeem; Notices to Trustee	21
SECTION 302. Selection of Securities to be Redeemed	21
SECTION 303. Notice of Redemption	22
SECTION 304. Effect of Notice of Redemption	22
SECTION 305. Deposit of Redemption Price	23
SECTION 306. Securities Redeemed in Part	23

SECTION 803. Option to Effect Defeasance or Covenant Defeasance	39
SECTION 804. Defeasance and Discharge	39
SECTION 805. Covenant Defeasance	39
SECTION 806. Conditions to Defeasance or Covenant Defeasance	40

ARTICLE NINE
Supplemental Indentures

SECTION 901. Supplemental Indentures without Consent of Holders	40
SECTION 902. Supplemental Indentures with Consent of Holders	41
SECTION 903. Compliance with Trust Indenture Act	42
SECTION 904. Revocation and Effect of Consents, Waivers and Actions	42
SECTION 905. Notation on or Exchange of Securities	43
SECTION 906. Trustee to Sign Supplemental Indentures	43
SECTION 907. Effect of Supplemental Indentures	43

ARTICLE TEN
Actions of Holders of Securities

SECTION 1001. Purposes for which Meetings may be Called	43
SECTION 1002. Call, Notice and Place of Meetings	43
SECTION 1003. Persons Entitled to Vote at Meetings	44
SECTION 1004. Quorum; Action	44
SECTION 1005. Determination of Voting Rights; Conduct and Adjournment of Meetings	45
SECTION 1006. Counting Votes and Recording Action of Meetings	46
SECTION 1007. Actions of Holders Generally	46

ARTICLE ELEVEN
Subordination of Securities

SECTION 1101. Securities Subordinated to Senior Debt	47

ARTICLE TWELVE
Miscellaneous

SECTION 1201. Trust Indenture Act Controls	47
SECTION 1202. Notices	47
SECTION 1203. Communication by Holders with Other Holders	49
SECTION 1204. Certificate and Opinion as to Conditions Precedent	49
SECTION 1205. Statements Required in Certificate or Opinion	49
SECTION 1206. Separability Clause	49
SECTION 1207. Rules by Trustee, Paying Agent and Registrar	50
SECTION 1208. Legal Holidays	50
SECTION 1209. Governing Law and Jurisdiction	50
SECTION 1210. No Recourse Against Others	50
SECTION 1211. Successors	51

SECTION 1212. Effect of Headings and Table of Contents	51
SECTION 1213. Benefits of Indenture	51
SECTION 1214. Multiple Originals	51
SECTION 1215. Waiver of Jury Trial	51

EXHIBITS

Exhibit A: Form of Notes

v

INDENTURE dated as of [            ], [20    ], by and between The Dun & Bradstreet Corporation, a Delaware corporation (“Company”), and The Bank of New York Mellon, a New York banking corporation, as trustee (“Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”) to be issued in one or more series as in this Indenture provided.

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders from time to time of the Securities or each series thereof as follows:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 101. Definitions.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authorized Newspaper” means a newspaper, in the English language or, at the option of the Company, in an official language of the country of publication, customarily published on each Business Day whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers meeting the foregoing requirements and in each case on any Business Day.

“Board of Directors” means the board of directors of the Company or any committee of such board authorized with respect to any matter to exercise the powers of the Board of Directors of the Company.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, except as otherwise specified as contemplated by Section 203(a), with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law or executive order to close.

“cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, a Vice Chairman, its Chief Executive Officer, its Chief Financial Officer, its President, a Senior Vice President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in global form, the person specified as contemplated by Section 203(a) as the Depositary with respect to such series of Securities, until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include such successor.

“Discount Security” means any Security which provides for an amount less than the Principal Amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 602.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Securities” shall mean Securities issued in a transaction which has been registered under the Securities Act in exchange for Restricted Securities.

“Holder” or “Securityholder” , when used with respect to any Security, means a person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, and shall include the terms of a particular series of Securities established as contemplated in Section 203(a).

“interest”, when used with respect to a Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Maturity”, when used with respect to any Security, means the date on which the Principal of such Security or an installment of Principal or, in the case of a Discount Security, the Principal Amount payable upon a declaration of acceleration pursuant to Section 602, becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Officer” means the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the Chief Financial Officer, the President, any Senior Vice President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 1204 and 1205, signed in the name of the Company by its Chairman of the Board, a Vice Chairman, its Chief Executive Officer, its Chief Financial Officer, its President, a Senior Vice President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Sections 1204 and 1205. Any such opinion shall comply with the requirements of the TIA and any other requirements set forth in this Indenture. The counsel may be an employee of or counsel to the Company.

“Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof, the original issue date or dates thereof, the redemption provisions, if any, and any other terms specified as contemplated by Section 203(a) with respect thereto, are to be determined by the Company, or one or more of the Company’s agents designated in an Officers’ Certificate, upon the issuance of such Securities.

“person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where, subject to the provisions of Section 405, the Principal of and any interest on the Securities of that series are payable as specified as contemplated by Section 203(a).

“Principal” or “Principal Amount” of a Security, except as otherwise specifically provided in this Indenture, means the outstanding principal of the Security plus the premium, if any, of the Security.

“Redemption Date” or “redemption date”, when used with respect to any Security to be redeemed, shall mean the date specified for redemption of such Security in accordance with the terms of such Security and this Indenture.

“Redemption Price” or “redemption price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registered Security” means any Security in the form (to the extent applicable thereto) established pursuant to Section 201 which is registered on the books of the Registrar.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Registered Securities of any series means the date specified for that purpose as contemplated by Section 203(a).

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Securityholder” or “Holder”, when used with respect to any Security, means a person in whose name a Security is registered on the Registrar’s books.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Securities of any issue means a date fixed by the Trustee pursuant to Section 213.

“Stated Maturity”, when used with respect to any Security or any installment of Principal thereof or interest thereon, means the date specified in such Security as the fixed date on which an amount equal to the Principal of such Security or an installment of Principal thereof or interest thereon is due and payable.

“Subsidiary” means, with respect to any person at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by (i) such person, (ii) such person and one or more Subsidiaries or (iii) one or more Subsidiaries of such person.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, except as provided in Section 903.

“Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

“United States” means the United States of America, its territories, its possessions (including the Commonwealth of Puerto Rico), and other areas subject to its jurisdiction.

“United States Alien” means any person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

“United States Person” means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States and any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

SECTION 102. Other Definitions.

Term	Defined in Section
“Bankruptcy Law”	601
“Common Depositary”	202
“Custodian”	601
“Defaulted Interest”	213
“Defeased Securities”	803
“Event of Default”	601
“Legal Holiday”	1208
“Notice of Default”	601
“Outstanding”	210
“Paying Agent”	205
“Registrar”	205

SECTION 103. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Holder or Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 104. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States as in effect from time to time;

(3) “or” is not exclusive;

(4) “including” means including, without limitation; and

(5) words in the singular include the plural, and words in the plural include the singular.

ARTICLE TWO

THE SECURITIES

SECTION 201. Forms Generally.

The Registered Securities, if any, of each series and related coupons shall be in substantially such form (including global form) as shall be established by delivery to the Trustee of an Officers’ Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Securities or coupons as evidenced by their execution of the Securities or coupons. The Officers’ Certificate so establishing the form of Security or coupons, if any, of any series shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 204 for the authentication and delivery of such Securities or coupons.

The permanent Securities and coupons, if any, shall be printed, lithographed, engraved or word processed or produced by any combination of these methods or may be produced in any other manner, provided, that such method is permitted by the rules of any securities exchange on which such Securities may be listed, all as determined by the Officers executing such Securities as evidenced by their execution of such Securities.

SECTION 202. Securities in Global Form.

If Securities of a series are issuable in temporary or permanent global form, as specified as contemplated by Section 203(a), then, notwithstanding clause (10) of Section 203(a) and the provisions of Section 203(b), any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon or otherwise notated on the books and records of the Registrar and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount of any increase or decrease in the amount of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such person or persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 204 or Section 211. Subject to the provisions of Section 204 and, if applicable, Section 211, the Trustee shall deliver and redeliver any Security in global form in the manner and upon instructions given by the person or persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 204 or 211 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or other notation on the books and records of the Registrar or delivery or redelivery of a Security of such series in global form shall be in writing but need not comply with Section 1204 or 1205 and need not be accompanied by an Opinion of Counsel (except as required by Section 204).

Securities in global form may be issued in either temporary or permanent form.

The provisions of the last sentence of Section 204 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company, and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 1204 or 1205 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the Principal Amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 204.

Notwithstanding the provisions of Sections 201 and 213, unless otherwise specified as contemplated by Section 203(a), payment of Principal of and any interest on any Security in global form shall be made to the person or persons specified therein.

SECTION 203. Title, Terms and Denominations.

(a) The aggregate Principal Amount of Securities which may be authenticated and delivered under this Indenture shall be unlimited.

The Securities may be issued in one or more series. There shall be established and, subject to Section 204, set forth, or determined in the manner provided, in an Officers’ Certificate of the Company or established in one or more indentures supplemental hereto:

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(2) any limit upon the aggregate Principal Amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 208, 209, 211, 306, 905 or 1003 and except for any Securities which, pursuant to Section 204, are deemed never to have been authenticated and delivered hereunder);

(3) whether any Securities of the series may be represented initially by a Security in temporary or permanent global form and, if so, the initial Depositary with respect to any such temporary or permanent global Security, and if other than as provided in Section 208 or Section 211, as applicable and whether and the circumstances under which beneficial owners of interests in any such temporary or permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination;

(4) the person to whom any interest on any Registered Security of the series shall be payable, if other than the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which (including any certification requirement and other terms and conditions under which), any interest payable on a temporary or permanent global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 202 and Section 204, as applicable;

(5) the date or dates on which the Principal of the Securities of the series is payable or the method of determination thereof;

(6) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Registered Securities on any Interest Payment Date;

(7) the place or places where, subject to the provisions of Section 405, the Principal of and any interest on Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(8) the period or periods within which, the price or prices at which and the terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(9) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, the conditions, if any, giving rise to such obligation, and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, and any provisions for the remarketing of such Securities;

(10) the denominations in which any Registered Securities of the series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof;

(11) the currency or currencies, including composite currencies, in which payment of the Principal of and any interest on the Securities of the series shall be payable if other than the currency of the United States, and if so, whether the Securities of the series may be satisfied and discharged other than as provided in Article VIII;

(12) if the amount of payments of principal of and any interest on the Securities of the series is to be determined with reference to an index, formula or other method, or based on a coin or currency other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto;

(13) if other than the Principal Amount thereof, the portion of the Principal Amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 602;

(14) if the Company will pay additional amounts on any of the Securities and coupons, if any, of the series to any Holder who is a United States Alien (including any modification in the definition of such term), in respect of any tax, assessment or governmental charge withheld or deducted, under what circumstances and with what procedures and documentation the Company will pay such additional amounts, whether such additional amounts will be treated as interest or Principal pursuant to this Indenture, and whether the Company will have the option to redeem such Securities rather than pay additional amounts (and the terms of any such option);

(15) if other than as defined in Section 101, the meaning of “Business Day” when used with respect to any Securities of the series;

(16) if and the terms and conditions upon which the Securities of the series may or must be converted into securities of the Company or exchanged for securities of the Company or another enterprise;

(17) any terms applicable to Original Issue Discount, if any (as that term is defined in the Internal Revenue Code of 1986 and the Regulations thereunder), including the rate or rates at which such Original Issue Discount, if any, shall accrue;

(18) if the Securities of the series may be issued or delivered (whether upon original issuance or upon exchange of a temporary Security of such series or otherwise), or any installment of Principal of or any interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in this Indenture, the form and terms of such certificates, documents or conditions; and

(19) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(7)).

All Securities of any one series shall be substantially identical except as to denomination and the rate or rates of interest, if any, and Stated Maturity, the date from which interest, if any, shall accrue and except as may otherwise be provided in or pursuant to an Officers’ Certificate pursuant to this Section 203(a) or in any indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series or for the establishment of additional terms with respect to the Securities of such series.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of any appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series. With respect to Securities of a series subject to a Periodic Offering, such Board Resolution or Officers’ Certificate may provide general terms for Securities of such series and provide either that the specific terms of particular Securities of such series shall be specified in a Company Order or that such terms shall be determined by the Company, designated in an Officers’ Certificate, in accordance with the Company Order as contemplated by the first proviso of the third paragraph of Section 204.

(b) Unless otherwise provided as contemplated by Section 203(a) with respect to any series of Securities, any Registered Securities of a series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 204. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairmen, its President or one of its Senior Vice Presidents, one of its Vice Presidents, or the Treasurer or any Assistant Treasurer, attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile. Coupons shall bear the facsimile signature of the Treasurer or any Assistant Treasurer of the Company.

Securities and coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture (and subject to delivery of the Board Resolution or Officers’ Certificate or supplemental indenture as set forth in Section 203 with respect to the initial issuance of Securities of any series), the Company may deliver Securities of any series together with any coupons appertaining thereto, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; provided, however, that, with respect to Securities of a series subject to a Periodic Offering, (a) such Company Order may be delivered by the Company to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (b) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate Principal Amount not exceeding the aggregate Principal Amount established for such series, pursuant to a Company Order or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Company Order, (c) the rate or rates of interest, if any, the Stated Maturity or Maturities, the original issue date or dates, the redemption provisions, if any, and any other terms of Securities of such series shall be determined by a Company Order or pursuant to such procedures and (d) if provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company, or the Company’s duly authorized agent or agents designated in an Officers’ Certificate, which oral instructions shall be promptly confirmed in writing. The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

If the forms or terms of the Securities of the series and any related coupons have been established in or pursuant to one or more Officers’ Certificates as permitted by Sections 201 and 203(a) or in a supplemental indenture, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 701) shall be fully protected in relying upon, an Opinion of Counsel stating:

(a) that the form and terms of such Securities and any coupons have been duly authorized by the Company and established in conformity with the provisions of this Indenture;

(b) that such Securities, together with any coupons appertaining thereto, when authenticated and delivered by the Trustee or its authenticating agent and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to customary exceptions; and

(c) that all laws and requirements in respect of the execution and delivery by the Company of such Securities have been complied with, provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication of Securities of such series (provided, that such Opinion of Counsel covers all Securities of such series) and that the Opinion of Counsel above shall state:

(x) that the forms of such Securities have been, and the terms of such Securities (when established in accordance with such procedures as may be specified from time to time in a Company Order, all as contemplated by and in accordance with an Officers’ Certificate pursuant to Section 203(a), as the case may be) will have been, duly authorized by the Company and established in conformity with the provisions of this Indenture; and

(y) that such Securities, together with the coupons, if any, appertaining thereto, when (1) executed by the Company, (2) completed, authenticated and delivered by the Trustee in accordance with this Indenture, and (3) issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to customary exceptions.

With respect to Securities of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and other documents delivered pursuant to Sections 201 and 203(a) and this Section, as applicable, at or prior to the time of the first authentication of Securities of such series unless and until it has received written notification that such opinion or other documents have been superseded or revoked. In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume, unless it has actual knowledge to the contrary, that the Company’s instructions to authenticate and deliver such Securities do not violate any rules, regulations or orders of any governmental agency or commission having jurisdiction over the Company.

Notwithstanding the provisions of Section 203(a) and of the preceding three paragraphs, if all Securities of a series are subject to a Periodic Offering, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 203(a) at or prior to the time of authentication of each Security of such series if such Officers’ Certificate is delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Registered Security shall be dated the date of its authentication.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

No Security or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

By:
Authorized Signatory

Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 212 together with a written statement (which need not comply with Section 1204 or 1205 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 205. Registrar and Paying Agent.

The Company shall maintain, with respect to each series of Securities, an office or agency where such Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where such Securities may be presented for purchase or payment (“Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term Paying Agent includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with respect to each series of Securities with any Registrar, Paying Agent or co-registrar (if not the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent for a particular series of Securities, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 707. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar or co-registrar.

The Company initially appoints the Trustee as the Registrar and Paying Agent in connection with such Securities and the Trustee, acting through its Corporate Trust Office in The City of New York.

SECTION 206. Paying Agent to Hold Money and Securities in Trust.

Except as otherwise provided herein, prior to or by 11:00 a.m. New York Time on each due date of payments in respect of any series of Securities, the Company shall deposit with the Paying Agent with respect to such Securities a sum of money sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the making of payments in respect of the Securities of such series and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, a Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust with respect to such Securities. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent for a series of Securities, it shall segregate the money held by it as Paying Agent with respect to such Securities and hold it as a separate trust fund. The Company at any time may require a Paying Agent for a series of Securities to pay all money held by it with respect to such Securities to the Trustee and to account for any money disbursed by it. Upon doing so, such Paying Agent shall have no further liability for the money.

SECTION 207. Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each series of Securities. If the Trustee is not the Registrar for any series of Securities, the Company shall cause to be furnished to the Trustee at least semiannually not later than each Interest Payment Date for such series a listing of Holders of such series of Securities dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders of such series of Securities.

SECTION 208. Transfer and Exchange.

(a) Generally, upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 405 for such purpose in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate Principal Amount and tenor. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange (other than any exchange of a temporary Security for a permanent Security not involving any change in ownership or any exchange pursuant to Section 211, 306, 905 or 1003, not involving any transfer).

Notwithstanding any other provisions (other than the provisions set forth in the sixth and seventh paragraphs) of this Section, a Security in global form representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series of any authorized denomination or denominations, of a like aggregate Principal Amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee or a duly appointed authenticating agent shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series, the Company shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form in an aggregate Principal Amount equal to the Principal Amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form in accordance with the instructions, if any, of the Depositary.

The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more global Securities shall no longer be represented by such global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form and in an aggregate Principal Amount equal to the Principal Amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form in accordance with the instructions, if any, of the Depositary.

Notwithstanding the foregoing, except as otherwise specified in the preceding two paragraphs or as contemplated by Section 203(a), any global Security shall be exchangeable only as provided in this paragraph. If the beneficial owners of interests in a global Security are entitled to exchange such interests for definitive Securities of such series and of like Principal Amount and tenor but of another authorized form and denomination, as specified as contemplated by Section 203(a), then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities in aggregate Principal Amount equal to the Principal Amount of such global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such global Security shall be surrendered by the Depositary with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such global Security, an equal aggregate Principal Amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such global Security to be exchanged which, as specified as contemplated by Section 203(a), shall be in the form of Registered Securities; provided, however, that notwithstanding the last paragraph of this Section 208, no such exchanges may occur during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities of that series to be redeemed and ending on the relevant Redemption Date. If a Registered Security is issued in exchange for any portion of a global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the person to whom interest in respect of such portion of such global Security is payable in accordance with the provisions of this Indenture.

Upon the exchange of a Security in global form for Securities in definitive form, such Security in global form shall be cancelled by the Trustee. All cancelled Securities and coupons held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless the Company directs, by Company Order, that the Trustee shall cancel Securities and return them to the Company. Registered Securities issued in exchange for a Security in global form pursuant to this Section 208 shall be registered in such names and in such authorized denominations as the Depositary for such Security in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Registered Securities to the persons in whose names such Securities are so registered.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities of that series to be redeemed and ending (except as otherwise provided in the first proviso in the eighth paragraph of this Section 208) at the close of business on the day of the mailing of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 209. Replacement Securities and Coupons.

If (a) any mutilated Security or a Security with a mutilated coupon appertaining thereto is surrendered to the Trustee or paying agent outside the United States, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of written notice to the Company, any such paying agent or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or coupon or in lieu of any such destroyed, lost or stolen Security or coupon, or in exchange for the Security to which a mutilated, destroyed, lost or stolen coupon appertains (with all appurtenant coupons not mutilated, destroyed, lost or stolen), a new Security of the same series and of like tenor and Principal Amount, bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or coupon, or to the Security to which such destroyed, lost or stolen coupon appertains.

In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or coupon (without surrender thereof except in the case of a mutilated Security or coupon) if the applicant for such payment shall furnish to the Company and the Trustee for such Security such security or indemnity as may be required by them to save each of them harmless, and in the case of destruction, loss or theft, evidence satisfactory to the Company and such Trustee and any agent of any of them of the destruction, loss or theft of such Security and the ownership thereof.

Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security, or in exchange for a Security to which a mutilated, destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and any such new Security and coupons, if any, shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities of that issue and their coupons, if any, duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

SECTION 210. Outstanding Securities; Determinations of Holders’ Action.

Securities of any series “Outstanding” at any time are, as of the date of determination, all the Securities of such series theretofore authenticated by the Trustee for such series except for those cancelled by it, those delivered to it for cancellation and those described in this Section 210 as not outstanding. A Security does not cease to be “Outstanding” because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Outstanding Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Trust Officer actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9). In addition, in determining whether the Holders of the requisite Principal Amount of Outstanding Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the Principal Amount of a Discount Security that shall be deemed to be Outstanding shall be the amount of the Principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 602 and (ii) the Principal Amount of a Security denominated in a foreign currency or currencies shall be the Dollar equivalent, as determined on the date of original issuance of such Security, of the Principal Amount (or, in the case of a Discount Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security.

If a Security has been paid pursuant to Section 209 or in exchange for or in lieu of which another Security has been authenticated and delivered pursuant to this Indenture, it ceases to be Outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Trustee (other than the Company) holds, in accordance with this Indenture, on a Redemption Date or on Stated Maturity, money sufficient to pay Securities and any coupons thereto appertaining payable on that date, then on and after that date such Securities shall cease to be Outstanding and interest, if any, on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

SECTION 211. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the permanent Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Such temporary Securities may be in global form.

If temporary Securities for some or all of the Securities of any series are issued, the Company will cause permanent Securities representing such Securities to be prepared without unreasonable delay. Subject to Section 202, after the preparation of such permanent Securities, the temporary Securities shall be exchangeable for such permanent Securities of like tenor upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 405 in a Place of Payment for such series for the purpose of exchanges of Securities of such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of permanent Securities of the same series and of like tenor of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities.

SECTION 212. Cancellation.

All Securities or coupons surrendered for payment, redemption, registration of transfer or exchange, or for credit against any sinking fund payment, shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and all Registered Securities and matured coupons so delivered shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever (including Securities received by the Company in exchange or payment for other Securities of the Company) and may deliver to the Trustee (or to any other person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not reissue, or issue new Securities to replace, Securities it has paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted in the form of Securities for any particular series or as permitted by this Indenture. All cancelled Securities and coupons shall be disposed of by the Trustee in accordance with its customary procedures.

SECTION 213. Payment of Interest; Interest Rights Preserved.

Unless otherwise provided as contemplated by Section 203(a) with respect to any series of Securities, interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities at his address as it appears in the register of the Securities, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Interest on the Registered Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Registered Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 208, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 214. Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of Principal of and interest on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 215. Computation of Interest.

Except as otherwise specified as contemplated by Section 203(a), interest on any Securities which bear interest at a fixed rate shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 216. Legends.

Unless determined differently as provided in Section 201, global Securities shall bear the following legend on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

ARTICLE THREE

REDEMPTION

SECTION 301. Right to Redeem; Notices to Trustee.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 203(a) for Securities of any series) in accordance with this Article. In the case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, within the time period set forth below, notify the Trustee in writing of the Redemption Date, the Principal Amount of and of any other information necessary to identify the Securities of such series to be redeemed and the Redemption Price (including the information set forth in clauses (4), (5) and (6) of Section 303). In the case of any redemption of Securities of any series, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

The Company shall give notice to the Trustee of any redemption at the election of the Company at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

SECTION 302. Selection of Securities to be Redeemed.

Unless otherwise specified as contemplated by Section 203(a) with respect to any series of Securities, if less than all the Securities of any series with the same issue date, interest rate and Stated Maturity are to be redeemed, the Trustee shall select the particular Securities to be redeemed by such method the Trustee considers fair and appropriate, which method may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the Principal Amount of Registered Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series. The Trustee shall make the selection not more than 60 days before the Redemption Date from Outstanding Securities of such series not previously called for redemption. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly in writing of the Securities to be redeemed and, in the case of any portions of Securities to be redeemed, the principal amount thereof to be redeemed.

SECTION 303. Notice of Redemption.

Unless otherwise specified as contemplated by Section 203(a) with respect to any series of Securities, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

The notice shall identify the Securities (including CUSIP/ISIN numbers) to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price;

(3) if fewer than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the Principal Amounts) of the particular Securities to be redeemed;

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security (or portion thereof) to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(5) the place or places where such Securities; and

(6) that the redemption is for a sinking fund.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company notice shall be prepared by the Company.

SECTION 304. Effect of Notice of Redemption.

Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 203(a), installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Sections 208 and 213.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the Principal shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 305. Deposit of Redemption Price.

Prior to 10:00 a.m., New York Time on the Redemption Date, the Company shall deposit in the Place of Payment with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation. If such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from such trust.

SECTION 306. Securities Redeemed in Part.

Any Registered Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and upon such surrender, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security a new Registered Security or Securities of the same series and of like tenor, in an authorized denomination as requested by such Holder, equal in aggregate Principal Amount to and in exchange for the unredeemed portion of the Principal of the Security surrendered.

ARTICLE FOUR

COVENANTS

SECTION 401. Payment of Securities.

The Company shall promptly make all payments in respect of each series of Securities on the dates and in the manner provided in the Securities and any coupons appertaining thereto and, to the extent not otherwise so provided, pursuant to this Indenture. An installment of Principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or a Paying Agent (other than the Company or an Affiliate of the Company) holds by 10:00 a.m. on that date funds (in the currency or currencies of payment with respect to such Securities) designated for and sufficient to pay such installment.

SECTION 402. SEC Reports.

The Company shall file with the Trustee promptly after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 403. Compliance Certificate.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending on December 31, 2015) an officers’ certificate signed by any one of the principal executive officer, principal accounting officer, principal financial officer or treasurer of the Company stating whether or not the signer knows of any Default that occurred during such period. If they do, such officers’ certificate shall describe the Default and its status.

SECTION 404. Further Instruments and Acts.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 405. Maintenance of Office or Agency.

If Securities of a series are issuable only as Registered Securities, the Company will maintain in each Place of Payment for such series an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Corporate Trust Office of the Trustee in New York, New York, shall be such office or agency for all of the aforesaid purposes unless the Company shall maintain some other office or agency for such purposes and shall give prompt written notice to the Trustee of the location, and any change in the location, of such other office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders of Securities of that series may be made and notices and demands may be made or served at the address of the Trustee set forth in Section 1202.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 406. Additional Amounts.

If specified as contemplated by Section 203(a), the Securities of a series may provide for the payment of additional amounts, and in such case, the Company will pay to the Holder of any Security of such series or any coupon appertaining thereto additional amounts as provided therein. Wherever in this Indenture there is mentioned, in any context, the payment of the Principal of or any interest on, or in respect of, any Security of any series or payment of any related coupon, such mention shall be deemed to include mention of the payment of additional amounts provided for in this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

If the Securities of a series provide for the payment of additional amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which payment of Principal is made), and at least 10 days prior to each date of payment of Principal and any interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company will furnish the Trustee and the Company’s Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of Principal of and any interest on the Securities of that series shall be made to Holders of Securities of that series or any related coupons who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities or coupons and the Company will pay to the Trustee or such Paying Agent the additional amounts required by the Securities of such series and this Section. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 501. When Company May Merge or Transfer Assets.

The Company may not consolidate or merge with or into, or sell, lease, convey, transfer or otherwise dispose of the Company’s property and assets substantially as an entirety to another entity unless:

(a) either (1) the Company shall be the continuing corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company are conveyed or transferred (i) shall be a U.S. corporation, partnership, limited liability company or trust organized and validity existing under the laws of the United States or any state thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(1)(ii) above, no event that, after notice or lapse of time or both, would become a Default or Event of Default, shall have occurred and be continuing; and

(c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been satisfied. For purposes of the foregoing, the conveyance or transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another wholly owned Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the conveyance or transfer of all or substantially all of the properties and assets of the Company.

The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease of its properties and assets substantially as an entirety, the Company shall be discharged from all obligations and covenants under this Indenture, the Securities and coupons. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

ARTICLE SIX

DEFAULTS AND REMEDIES

SECTION 601. Events of Default.

Unless otherwise specified as contemplated by Section 203(a) with respect to any series of securities, an “Event of Default” occurs, with respect to each series of the Securities individually, if:

(1) the Company defaults in the payment of interest upon any Security of such series when the same becomes due and payable, and such default continues for a period of 30 days;

(2) the Company defaults in the payment of the principal or any premium of any Security of such series when due by declaration, when called for redemption or otherwise;

(3) the Company fails to perform or the Company breaches any covenant or warranty in the Securities or this Indenture and applicable to the Securities, continuing for 90 days after notice to the Company by the Trustee or by Holders of at least 25% in principal amount of the outstanding Securities;

(4) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the wind up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 90 consecutive days;

(5) (a) the Company commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company consents to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company files a petition or answer or consent seeking reorganization or substantially comparable relief under any applicable federal or state law, (d) the Company (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) the Company takes any corporate action in furtherance of any such actions in this clause (4); and

(6) any other Event of Default provided with respect to Securities of that series.

“Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors. “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (3) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Outstanding Securities of such series notify the Company and the Trustee, of the Default and the Company does not cure such Default within the time specified in clause (3) above after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

SECTION 602. Acceleration.

If an Event of Default with respect to Securities of any series at the time Outstanding (other than an Event of Default specified in Section 601(4) or (5)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Outstanding Securities of that series by notice to the Company and the Trustee, may declare the Principal Amount (or, if any of the Securities of that series are Discount Securities, such portion of the Principal Amount of such Securities as may be specified in the terms thereof) of all the Securities of that series to be immediately due and payable. Upon such a declaration, such Principal (or portion thereof) shall be due and payable immediately. If an Event of Default specified in Section 601(4) or (5) occurs and is continuing, the Principal (or portion thereof) of all the Securities of that series shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate Principal Amount of the Outstanding Securities of any series, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration with respect to that series and its consequences if the rescission would not conflict with any judgment or decree and all existing Events of Default with respect to Securities of such series have been cured or waived except nonpayment of the Principal (or portion thereof) of Securities of such series that has become due solely as a result of such acceleration and if all amounts due to the Trustee under Section 707 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 603. Other Remedies.

If an Event of Default with respect to a series of Outstanding Securities occurs and is continuing, the Trustee may pursue any available remedy to (a) collect the payment of the whole amount then due and payable on such Securities for Principal and interest, with interest upon the overdue Principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest from the date such interest was due, at the rate or rates prescribed therefor in such Securities and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including amounts due the Trustee under Section 707 or (b) enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or coupons or does not produce any of the Securities or coupons in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 604. Waiver of Past Defaults.

The Holders of a majority in aggregate Principal Amount of the Outstanding Securities of all affected series, by notice to the Trustee (and without notice to any other Securityholder), may on behalf of the Holders of all the Securities of such series and any related coupons waive an existing Default with respect to such series and its consequences except (1) an Event of Default described in Section 601(1) or (2) with respect to such series or (2) a Default in respect of a provision that under Section 902 cannot be amended without the consent of the Holder of each Outstanding Security of such series affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 605. Control by Majority.

The Holders of a majority in aggregate Principal Amount of the Outstanding Securities of all affected series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities of such series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability.

SECTION 606. Limitation on Suits.

A Holder of any Security of any series or any related coupons may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default with respect to the Securities of that series is continuing;

(2) the Holders of at least 25% in aggregate Principal Amount of the Outstanding Securities of that series make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

(5) the Holders of a majority in aggregate Principal Amount of the Outstanding Securities of that series do not give the Trustee a direction inconsistent with such request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder. A Securityholder may not enforce this Indenture or the Securities except as herein provided.

SECTION 607. Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right, which is absolute and unconditional, of any Holder of any Security or coupon to receive payment of the Principal of and (subject to Section 213) interest on such Security or payment of such coupon on the Stated Maturity or Maturities expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of each such Holder.

SECTION 608. Collection Suit by Trustee.

If an Event of Default described in Section 601(1) or (2) with respect to Securities of any series occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to such series of Securities and the amounts provided for in Section 707.

SECTION 609. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue Principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of Principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amount due the Trustee under Section 707) and of the Holders of Securities and coupons allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder of Securities and coupons to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities and coupons, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 707.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or coupons or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or coupon in any such proceeding.

SECTION 610. Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order and, in case of the distribution of such money on account of Principal or interest, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: to the Trustee for amounts due under Section 707;

SECOND: to Securityholders for amounts due and unpaid for the Principal and interest on the Securities and interest evidenced by coupons in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities and coupons for Principal and interest, respectively; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 610. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 611. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 611 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 607 or a suit by Holders of more than 10% in aggregate Principal Amount of the Outstanding Securities of any series, or to any suit instituted by any Holder of any Security or coupon for the enforcement of the payment of the Principal of or interest on any Security or the payment of any coupon on or after the Stated Maturity or Maturities expressed in such Security or coupon (or, in the case of redemption, on or after the Redemption Date).

SECTION 612. Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SEVEN

TRUSTEE

SECTION 701. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his/her own affairs.

(b) Except during the continuance of an Event of Default with respect to Securities of any series:

(1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to any certificates or opinions specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 701;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 605 or exercising any trust or power conferred upon the Trustee under this Indenture.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 701 and to Section 702 in its entirety.

(e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall not be liable for any interest on any money received by it except as the Trustee may otherwise agree in writing with the Company.

SECTION 702. Rights of Trustee.

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) Subject to the provisions of Section 701(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e) Subject to the provisions Section 701, the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, Opinion of Counsel (or both), Company Order or any other certificate, statement, instrument, opinion report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper believed to be genuine and to have been signed or presented by the proper party or parties.

(f) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company.

(g) The Trustee may consult with counsel of its selection and any written advice or Opinion of Counsel shall, subject to the provisions of Section 701, be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel.

(h) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby.

(i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Trust Officer at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 703. Individual Rights of Trustee, etc.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities or coupons and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar or any other agent of the Company may do the same with like rights. However, the Trustee must comply with Sections 710 and 711.

SECTION 704. Trustee’s Disclaimer.

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities or coupons. The Trustee shall not be accountable for the Company’s use of the proceeds from the Securities and, shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in the Indenture or the Securities or any coupons (other than its certificate of authentication) or for the determination as to which beneficial owners are entitled to receive any notices hereunder.

SECTION 705. Notice of Defaults.

If a Default with respect to the Securities of any series occurs and is continuing and if it is known to a Trust Officer, the Trustee shall give to each Holder of Securities of such series notice of such Default in the manner set forth in TIA Section 315(b) within 90 days after it occurs. Except in the case of a Default described in Section 601(1) or (2) with respect to any Security of such series or a Default in the payment of any sinking fund installment with respect to any Security of such series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders of Securities of such series.

SECTION 706. Reports by Trustee to Holders.

Within 60 days after each September 15 beginning with the September 15 following the date of this Indenture, the Trustee shall mail to each Holder of Securities a brief report dated as of such September 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b) and (c).

A copy of each report at the time of its mailing to Holders of Securities shall be filed with the SEC and each stock exchange on which the Securities of that series may be listed. The Company agrees to notify promptly the Trustee whenever the Securities of a particular series become listed on any stock exchange and of any delisting thereof.

SECTION 707. Compensation and Indemnity.

The Company agrees:

(a) to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the parties shall agree to from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify each of the Trustee and any predecessor trustee for, and to hold it harmless against, any loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim whether asserted by the Company, a Holder or any other Person or liability in connection with the exercise or performance of any of its powers or duties hereunder.

To secure the Company’s payment obligations in this Section 707, the Trustee shall have a lien prior to the Securities and any coupons on all money or property held or collected by the Trustee, except that held in trust to pay the Principal of or interest, if any, on particular Securities or for the payment of particular coupons.

The Company’s payment obligations pursuant to this Section 707 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 601(4) or (5), the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 708. Replacement of Trustee.

The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 708. The Holders of a majority in aggregate Principal Amount of the Outstanding Securities of any series at the time outstanding may remove the Trustee with respect to the Securities of such series by so notifying the Trustee. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 710;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting. If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, with respect to the Securities of one or more series, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any series).

If the Trustee for the Securities of any series shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for the Securities of any series for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Securities of such series.

In the case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Securities of the particular series with respect to which such successor Trustee has been appointed. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 707.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which

(1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-Trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject, nevertheless, to its lien, if any, provided for in Section 707.

If a successor Trustee with respect to the Securities of any series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Outstanding Securities of such series at the time outstanding may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If the Trustee fails to comply with Section 710, any Holder of a Security of such series may petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

SECTION 709. Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

SECTION 710. Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9). In determining whether the Trustee has conflicting interests as defined in TIA Section 310(b)(1), the provisions contained in the proviso to TIA Section 310(b)(1) shall be deemed incorporated herein.

SECTION 711. Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE EIGHT

SATISFACTION AND DISCHARGE

SECTION 801. Discharge of Liability on Securities.

Except as otherwise contemplated by Section 203(a), when (a) the Company delivers to the Trustee all Outstanding Securities or all Outstanding Securities of any series, as the case may be, theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) Securities or Securities of such series, as the case may be, and coupons, if any, which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 209, (ii) coupons, if any, appertaining to Securities or Securities of such series, as the case may be, called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 304, and (iii) Securities or Securities of such series, as the case may be, and coupons, if any, for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 204) for cancellation or (b) all Outstanding Securities of any series have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company deposits with the Trustee cash sufficient to pay at Stated Maturity or upon redemption, all Outstanding Securities of such series (other than Securities replaced pursuant to Section 209), including Principal (and redemption premium, if any) and interest due or to become due to the Stated Maturity or such date fixed for redemption, as the case may be, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 707, cease to be of further effect as to all Outstanding Securities or all Outstanding Securities of the applicable series, as the case may be. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.

SECTION 802. Repayment to the Company.

At the request of the Company, the Trustee and the Paying Agent shall return to the Company on Company Request any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall, at the expense and direction of the Company, cause to be published once in an Authorized Newspaper in each Place of Payment of or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money then remaining will be returned to the Company. After return to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

SECTION 803. Option to Effect Defeasance or Covenant Defeasance.

Unless otherwise specified as contemplated by Section 203(a) with respect to Securities of a particular series, the Company, may at its option, by Board Resolution, at any time, with respect to any series of Securities, elect to have either Section 804 or Section 805 be applied to all of the outstanding Securities of any series (the “Defeased Securities”), upon compliance with the conditions set forth in this Article VIII.

SECTION 804. Defeasance and Discharge.

Upon the Company’s exercise under Section 803 of the option applicable to this Section 804, the Company shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth below in Section 806 are satisfied (hereinafter “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the defeased Securities, which shall thereafter be deemed to be “outstanding” only for the purposes of Sections 204, 205, 206, 209, 211, 212, 401, 405, 606, 607, 707, 708 and 802 of this Indenture and to have satisfied all its other obligations under such series of Securities and this Indenture and cured all existing Events of Default insofar as such series of Securities are concerned (and the Trustee, at the expense of the Company, and, upon written request, shall execute proper instruments acknowledging the same). Subject to compliance with this Article VIII, the Company may exercise its option under this Section 804 notwithstanding the prior exercise of its option under Section 805 with respect to a series of Securities.

SECTION 805. Covenant Defeasance.

Upon the Company’s exercise under Section 803 of the option applicable under this Section 805, the Company shall be released from its obligations under Section 403 and Article V and such other provisions as may be provided as contemplated by Section 203(a) with respect to Securities of a particular series and with respect to the Defeased Securities on and after the date the conditions set forth below in Section 806 are satisfied (hereinafter “covenant defeasance”), and the Defeased Securities shall thereafter be deemed to be not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences if any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article described in this Section 805, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article described in this Section 805 or by reason of any reference in any such Section or Article described in this Section 805 to any other provisions herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 601 but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

SECTION 806. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 804 or Section 805 to a series of outstanding Securities.

(a) The Company shall have irrevocably deposited with the Trustee, in trust, (i) sufficient funds as certified by an independent firm of certified public accountants in the currency or currency unit in which the Securities of such series are denominated to pay the Principal of and interest to Stated Maturity (or redemption) on, the Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the Securities of such series are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient as certified by an independent firm of certified public accountants to pay when due the Principal of, and interest to Stated Maturity (or redemption) on, the Debt Securities of such series.

(b) The Company shall (i) have delivered an opinion of counsel that the Holders of the Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance, and will be subject to tax in the same manner as if no defeasance and discharge or covenant defeasance, as the case may be, had occurred or (ii) in the case of an election under Section 804 the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date this Indenture was first executed, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, the holders of Outstanding Securities of that particular series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures without Consent of Holders.

Without the consent of any Holders of Securities or coupons, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(2) to add to the covenants, agreements and obligations of the Company for the benefit of the Holders of all of the Securities or any series thereof, or to surrender any right or power herein conferred upon the Company; or

(3) to establish the form or terms of Securities of any series and any related coupons as permitted by Sections 201 and 203(a), respectively; or

(4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 708; or

(5) to cure any ambiguity, defect or inconsistency; or

(6) to add to, change or eliminate any of the provisions of this Indenture (which addition, change or elimination may apply to one or more series of Securities), provided, that any such addition, change or elimination shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision; or

(7) to secure the Securities; or

(8) to make any other change that does not adversely affect the rights of any Securityholder.

SECTION 902. Supplemental Indentures with Consent of Holders.

With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Outstanding Securities of all series affected by such supplemental indenture (voting as one class), the Company and the Trustee may amend this Indenture or the Securities of any series or may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of such series and any related coupons under this Indenture; provided, however, that no such amendment or supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1) change the Stated Maturity of the Principal of, or any installment of Principal or interest on, any such Security, or reduce the Principal Amount thereof or the rate of interest thereon or any premium payable upon redemption thereof or reduce the amount of Principal of any such Discount Security that would be due and payable upon a declaration of acceleration of maturity thereof pursuant to Section 602, or change the Place of Payment, or change the coin or currency in which, any Principal of, or any installment of interest on, any such Security is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(2) reduce the percentage in Principal Amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such amendment or supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) with respect to the Securities of such series provided for in this Indenture; or

(3) modify any of the provisions of this Section, Section 604 or 607, except to increase the percentage of Outstanding Securities of such series required for such actions to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for the consent of the Holders under this Section 902 to approve the particular form of any proposed amendment or supplemental indenture, but it shall be sufficient if such consent approves the substance thereof.

After an amendment or supplemental indenture under this Section 902 becomes effective, the Company shall mail to each Holder of the particular Securities affected thereby a notice briefly describing the amendment.

SECTION 903. Compliance with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall comply with the TIA as then in effect.

SECTION 904. Revocation and Effect of Consents, Waivers and Actions.

Until an amendment or waiver with respect to a series of Securities becomes effective, a consent to it or any other action by a Holder of a Security of that series hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the Company or an agent of the Company certifies to the Trustee that the consent of the requisite aggregate Principal Amount of the Securities of that series has been obtained. After an amendment, waiver or action becomes effective, it shall bind every Holder of Securities of that series.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver with respect to a series of Securities. If a record date is fixed, then notwithstanding the first two sentences of the immediately preceding paragraph, those persons who were Holders of Securities of that series at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

SECTION 905. Notation on or Exchange of Securities.

Securities of any series authenticated and delivered after the execution of any supplemental indenture with respect to such series pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of such series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities of that series.

SECTION 906. Trustee to Sign Supplemental Indentures.

The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment, the Trustee shall be entitled to receive, and (subject to the provisions of Section 701) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

SECTION 907. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except to the extent otherwise set forth thereon.

ARTICLE TEN

ACTIONS OF HOLDERS OF SECURITIES

SECTION 1001. Purposes for which Meetings may be Called.

A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

SECTION 1002. Call, Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1001, to be held at such time and at such place in the Borough of Manhattan, The City of New York or, with the approval of the Company, at any other place. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1202, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time the Company or the Holders of at least 10% in Principal Amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1001, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in such other place as shall be determined and approved by the Company, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section 1002.

SECTION 1003. Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of any series, a person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 1004. Quorum; Action.

The persons entitled to vote a majority in Principal Amount of the Outstanding Securities of any series shall constitute a quorum for a meeting of Holders of Securities of such series. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case, the meeting may be adjourned for a period determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1002(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in Principal Amount of the Outstanding Securities of the relevant series; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in Principal Amount of the Outstanding Securities of any series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in Principal Amount of the Outstanding Securities of the relevant series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

SECTION 1005. Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1007 and the appointment of any proxy shall be proved in the manner specified in Section 1007. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1007 or other proof.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1002(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in Principal Amount of the Outstanding Securities of such series represented at the meeting.

(c) At any meeting each Holder of a Security of such series or proxy shall be entitled to vote with respect to the Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect to any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(d) Any meeting of Holders of Securities of any series duly called pursuant to Section 1002 at which a quorum is present may be adjourned from time to time by persons entitled to vote a majority in Principal Amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

SECTION 1006. Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed signatures of the Holders of Securities of such series or of their representatives by proxy and the Principal Amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1002 and, if applicable, Section 1004. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 1007. Actions of Holders Generally.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 701) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1006.

(b) The fact and date of the execution by any person of any such instrument or writing, or the authority of the persons executing the same, may be proved in any reasonable manner which the Trustee deems sufficient.

(c) The Principal Amount and serial numbers of Registered Securities held by the person, and the date of holding the same, shall be proved by the books of the Registrar.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other act of the Holder of any Security in accordance with this Section shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) In the event of a solicitation from the Holders of any request, demand, authorization, direction, notice, consent, waiver or other act in accordance with this Section, the Company may, at its option, by or pursuant to an Officers’ Certificate delivered to the Trustee, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or such other act, but the Company shall have no obligation to do so. If not set by the Company prior to the first solicitation of Holders of a particular series made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, the record date for any such action or vote shall be 30 days prior to the first solicitation of such vote or consent. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite percentage of Outstanding Securities or Outstanding Securities of a series, as the case may be, have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the Outstanding Securities or Outstanding Securities of the series, as the case may be, shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on the record date shall be deemed effective unless such request, demand, authorization, direction, notice, consent, waiver or other act shall become effective pursuant to the provisions of clause (a) of this Section 1007 not later than six months after the record date.

ARTICLE ELEVEN

SUBORDINATION OF SECURITIES

SECTION 1101. Securities Subordinated to Senior Debt.

The payment by the Company of the principal of, premium, if any, and interest, if any, on any series of Securities issued hereunder shall be subordinated to the extent set forth in an indenture supplemental hereto relating to such Securities.

ARTI CLE TWELVE

MISCELLANEOUS

SECTION 1201. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 1202. Notices.

Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid; provided, that any notice or communication by and among the Trustee and the Company may be made by telecopy or other commercially accepted electronic means and shall be effective upon receipt thereof and shall be confirmed in writing, mailed by first-class mail, postage prepaid, addressed as follows:

if to the Company:

The Dun & Bradstreet Corporation

103 JFK Parkway

Short Hills, New Jersey 07078

Attention: Treasurer

if to the Trustee:

The Bank of New York Mellon

525 William Penn Place, 38th Floor

Pittsburgh, PA 15259

Attention: Corporate Trust Trustee Administration

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder of Registered Securities shall be mailed to such Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Holders of Securities of the same series. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders of Securities of a particular series, it shall mail a copy to the Trustee and each Registrar, co-registrar or Paying Agent, as the case may be, with respect to such series.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice to Holders of Registered Securities by mail, then such notification as shall be made with the acceptance of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities given as provided herein.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

SECTION 1203. Communication by Holders with Other Holders.

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company and the Trustee, the Registrar or the Paying Agent with respect to a particular series of Securities, and anyone else, shall have the protection of TIA Section 312(c).

SECTION 1204. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, provided, however, that such Opinion of Counsel shall not be required in connection with the initial issuance of Securities hereunder.

SECTION 1205. Statements Required in Certificate or Opinion.

Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

SECTION 1206. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1207. Rules by Trustee, Paying Agent and Registrar.

With respect to the Securities of a particular series, the Trustee with respect to such series of Securities may make reasonable rules for action by or a meeting of Holders of such series of Securities. With respect to the Securities of a particular series, the Registrar and the Paying Agent with respect to such series of Securities may make reasonable rules for their functions.

SECTION 1208. Legal Holidays.

A “Legal Holiday” is any day other than a Business Day. If any specified date (including an Interest Payment Date, Redemption Date or Stated Maturity of any Security, or a date for giving notice) is a Legal Holiday at any Place of Payment or place for giving notice, then (notwithstanding any other provision of this Indenture or of the Securities or coupons other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section) payment of interest or Principal need not be made at such Place of Payment, or such other action need not be taken, on such date, but the action shall be taken on the next succeeding day that is not a Legal Holiday at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or such other date and to the extent applicable no Original Issue Discount or interest, if any, shall accrue for the intervening period.

SECTION 1209. Governing Law and Jurisdiction.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY, THE TRUSTEE, AND EACH HOLDER OF A SECURITY (BY ACCEPTANCE THEREOF) THEREBY, (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS INDENTURE, (II) IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION IN SUCH SUITS AND (III) IRREVOCABLY WAIVES TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND (C) THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 1210. No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder of such Security shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 1211. Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 1212. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1213. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefits or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1214. Multiple Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 1215. Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed all as of this day and year first written above

THE DUN & BRADSTREET CORPORATION

By:
Name:	[ ]
Title:	[ ]

By:
Name:	[ ]
Title:	[ ]

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

Exhibit A

FORM OF NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THE DUN & BRADSTREET CORPORATION

[            ] Notes due 20[            ]

CUSIP No.:	Note No.: N-[ ]
ISIN No.:

THE DUN & BRADSTREET CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum as set forth in the attached Schedule of Increases and Decreases on [        ], and to pay interest thereon from [        ], 2015 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on [        ] and [        ] in each year, commencing [        ], 2015 , at the rate of [    ]% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the [        ] or [        ] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be mailed to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office of the Trustee in The Borough of Manhattan, The City of New York, or at any other office or agency designated by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

THE DUN & BRADSTREET CORPORATION

By:
Name:
Title:
Attest:

3

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: [        ], 2015

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

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[REVERSE OF SECURITY]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of [        ], 2015 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $[        ], subject to certain exceptions referred to in the Indenture. In addition, the Company may from time to time without the consent of the Holders of Securities create and issue further securities having the same terms and conditions as the Securities in all respects (or in all respects except for the issue date and issue price) and so that such further issue shall be consolidated and form a single series with the outstanding securities of this series (including the Securities) or upon such terms as the Company may determine at the time of their issue. References herein to the Securities include (unless the context requires otherwise) any other securities issued as described in this paragraph and forming a single series with the Securities.

The Securities of this series are subject to redemption upon not less than 30 days’ and not more than 60 days’ notice by mail, in whole or in part, at the option of the Company at any time and from time to time, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Securities to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus [        ] basis points plus, in each case, accrued interest thereon to the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealers as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

“Reference Treasury Dealer” means (i) each of [        ] and [        ] and their respective successors unless any of them shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer, and (ii) any other two Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Treasury Reference Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

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“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third business day immediately preceding that Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Reference Treasury Dealer Quotations for that redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

This Security shall have the benefit of the covenants and agreements set forth in the Indenture. The Indenture contains provisions for defeasance of the entire indebtedness of this Security or certain restrictive covenants with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days

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after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the security register, upon surrender of this Security for transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of the Security.

This Security shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

7

SCHEDULE OF INCREASES OR DECREASES

The initial principal amount of this Global Note is

$[        ]. The following increases or decreases in

this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian